Exhibit 10.7

CONTRACT FOR CONSTRUCTION SERVICES

This Contract for Construction Services (“Contract”) is entered into between United Wisconsin Grain Producers, LLC (“Owner”) and Iverson & Sons, LLC (“Contractor”) for the materials, labor, and/or services described herein relating to the improvement of certain property located at Friesland, Wisconsin “Ethanol Plant” (the “Project”).

TERMS AND CONDITIONS

A.  THE WORK:

1.                                       Scope.  Contractor will perform the following work (hereinafter “Work”) relating to the Project:

☒            Phase 1 Civil and Site Work Grading Detail Design Package bid set dated 09/02/03;

OR

☐            The scope of work described on the attached Proposal of the Contractor dated                    , which is attached as Exhibit A and incorporated into the Contract.

2.                                       Standard.  The Contractor shall perform the Work in accordance with established standards recognized in the industry practicing under like circumstances and similar location.

3.                                       Permits.  Unless specifically designated otherwise herein, the Owner shall be responsible for determining what permits, fees, and licenses are required to perform the Work and obtaining and paying for such required permits, fees, and licenses.

4.                                       Changes.  Any changes in the scope of Work or to the Contract Price shall be in writing and signed by both parties.  Contractor, however, shall be entitled to rely on verbal requests by Owner, or an Owner representative, to perform additional work (a “Change Order”).  Any expenses and/or additional costs incurred by Contractor resulting from:  (a) changes in the scope of Work necessitated by the enactment of changes to codes, laws, or regulations subsequent to the execution of this Contract; (b) weather conditions; (c) a suspension of the Work; or (d) abnormal, unusual concealed, unknown, unforeseen, different, or changed conditions at the Project site, will be billed to Owner as a Change Order.

B.  CONTRACT PRICE:

1.                                       The total sum to be paid for the Work is:  $570,710.25.

2.                                       The Owner shall pay Contractor a 0% deposit.  The balance of the Contract Price shall be paid:

☐            Upon substantial completion of the Work; OR

☒           As construction progresses based on monthly applications for payment submitted by Contractor to Owner.

3.                                       All payments are due within ten (10) days of Owner’s receipt of Contractor’s invoice.  Any payment not received when due shall bear interest at the rate of eighteen percent (18%) per year.  If timely payment is not received, then Contractor shall be entitled to, without prejudice to any other remedies it may have, stop the work until payment in full is received or terminate this Contract.  Contractor is entitled to recover from Owner all costs and expenses, including, but not limited to, actual attorneys’ fees, Contractor may incur in collecting any amounts due under the Contract or enforcing any provision of the Contract.

C.  CONTRACT TIME:

1.                                       Work will commence on or about October 16, 2003 and shall be completed on or about November 26, 2003.

2.                                       The times prescribed in Paragraph C.1 shall be extended if Contractor is delayed in the commencement or progress of the Work by:  Change Orders; an Owner default, including, without limitation to, Owner’s failure to make payments to Contractor when due, or any other act or omission of Owner, Owner’s agent, or Owner’s contractor; a shortage of or delay in delivery of equipment, labor, or materials; site conditions; equipment breakdowns; strikes or other labor disputes; governmental restrictions and/or regulations; failure of a subcontractor; acts of God, weather conditions, storms, lightning, hail, flood, or acts of God; riots, civil commotion, vandalism, theft, war, or fire; or any condition or occurrence that is not within the reasonable control of the Contractor.  In the event of such a delay, the times to commence and/or complete the work shall be extended for a period of time equal to the delay and the Contract Price shall be equitably adjusted for any increased cost and/or damages Contractor incurs because of such delay.

D.  WARRANTY AND RIGHT TO CURE:

1.                                       For one year after the date of completion and payment of all monies to Contractor under this Contract, the Contractor shall remedy and make good all Work that is not in accordance with established standards recognized in the industry, provided such defect is not due to abuse, misuse, or modification by any person or entity other than Contractor, improper or insufficient maintenance, improper operation, normal wear and tear, or normal usage.  Contractor’s sole responsibility with respect to a covered defect shall be the repair or replacement, at Contractor’s sole option, of the covered defective Work.  The Owner shall give notice of observed defects to the Contractor with reasonable promptness and within the one-year warranty period.  Except for the warranties expressly stated herein, all other warranties (express, implied, or oral), including, any implied warranty of merchantability, implied warranty of workmanship, and/or implied warranty of fitness for a particular purpose are HEREBY DISCLAIMED AND EXCLUDED.  Contractor shall not be responsible for any incidental and/or consequential damages caused by any defect in the Work or breach of any warranty.  Owner’s commencement of litigation or arbitration against Contractor for an alleged defect in the Work before giving Contractor a notice of the defect and a reasonable opportunity to investigate, test, examine, and cure the defect, shall be deemed a waiver of any and all claims Owner may have had against Contractor for such defect.

E.  DISPUTE RESOLUTION:

1.                                       Any dispute arising out of or relating to this Contract shall, at Contractor’s sole option, be resolved by arbitration which shall, at Contractor’s sole option, be conducted in accordance with Wisconsin Statutes Chapter 788 or the Construction Industry Arbitration Rules of the American Arbitration Association, then currently in effect.  The decision of the arbitrator(s) shall be binding, final, and may be enforced in accordance with the applicable provisions of Chapter 788 of the Wisconsin Statutes.  The filing of a lien claim shall not be considered an election by Contractor to waive its rights under this provision.  Any arbitration proceedings commenced pursuant to this section shall be conducted in accordance with the rules adopted by the arbitrator, applicable arbitration body, if any, and the applicable provisions of Wisconsin law.

F.  MISCELLANEOUS:

1.                                       Access to Work.  Owner shall maintain access for Contractor at the Project site and obtain the necessary permissions for Contractor to gain access through adjacent property, if required.  Owner shall keep the Project site free from obstructions and any work that conflicts with Contractor’s Work.  Contractor shall be responsible for and have control over the construction means, methods, techniques, sequences, and procedures and for coordinating all portions of the Work.

2.                                       Environmental Issues and Indemnity.  Owner shall be responsible for the handling, removal, and disposal of any environmentally sensitive materials, toxic or hazardous substances, and/or waste, if encountered on the Project site.  Design/Builder shall have no responsibility for the discovery, presence, handling, removal, or disposal of or exposure of persons to environmentally sensitive materials, toxic or hazardous substances, or waste form at the Project site.  Owner shall forever release and fully discharge and defend, indemnify, and hold Contractor harmless from and against any and all claims, penalties, damages, liabilities, causes of action, demands, suits, losses, and expenses, including, but not limited to, attorney’s fee, attributable to any environmental condition, site condition, personal injury, bodily injury, damage to real or personal property, including loss of use thereof, arising out of or relating to any existing condition at the Project site, any negligent act or omission of Owner or anyone for whose acts Owner may be liable, or Owner’s breach of any term or condition of this Contract.

3.                                       Successors and Assigns, Assignment, and Severability.  The Owner and Contractor respectively bind themselves, their partners, successors, assigns, and legal representatives to the other party hereto and to partners, successors, assigns, and legal representatives of such other party in respect to the agreements and obligations contained in the Contract.  Owner shall have no right to transfer or assign its interests, rights, or obligations in this Contract or any part thereof.  Any purported assignment of such by Owner shall be null and void and of no force and effect.  If any provision of this Contract is invalidated in whole or in part, then the remainder of this Contract shall not be affected thereby, but shall remain in effect to the fullest extent permitted by law.

4.                                       Lien Notice.  AS REQUIRED BY THE WISCONSIN CONSTRUCTION LIEN LAW, BUILDER HEREBY NOTIFIES BUYER THAT PERSONS OR COMPANIES FURNISHING LABOR OR MATERIALS FOR THE CONSTRUCTINN ON BUYER’S LAND MAY HAVE LIEN RIGHTS ON BUYER’S LAND AND BUILDINGS IF NOT PAID.  THOSE ENTITLED TO LIEN RIGTHS, IN ADDITION TO THE UNDERSIGNED BUILDER, ARE THOSE HOW CONTRACT DIRECTLY WITH THE BUYER OR THOSE WHO GIVE THE BUYER NOTICE WIHTIN SIXTY (60) DAYS AFTER THEY FIRST FURNISH LABOR OR MATERIALS FOR THE CONSTRUCTION.  ACCORDINGLY, BUYER WILL PROBABLY RECEIVE NOTICE FROM THOSE WHO FURNISH LABOR OR MATERIALS FOR THE CONSTRUCTION AND SHOULD GIVE A COPY OF EACH NOTICE RECEIVED TO HIS MORTGAGE LENDER, IF ANY.  BUILDER AGREES TO COOPERATE WITH THE BUYER AND HIS LENDER, IF ANY, TO SEE THAT ALL POTENTIAL LIEN CLAIMANTS ARE DULY PAID.

CONTRACTOR

OWNER

By:	/s/ Richard Iverson	By:	/s/ Bob Lange

Name:	Richard Iverson	Name:	Bob Lange
Title:	Owner	Title:	Bob Lange
Date:	10-6-03	Date:	10/23/03